UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On May 6, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors of Trio Petroleum Corp. (the “Company” or “Trio”) approved the dismissal of BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm.

The reports of BF Borgers on the Company’s consolidated financial statements for the fiscal years ended October 31, 2023, and October 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended October 31, 2023, and October 31, 2022, and through the date of termination, May 6, 2024, there were no “disagreements” with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BF Borgers would have caused BF Borgers to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended October 31, 2023, and October 31, 2022, and through May 6, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K).

The Company provided BF Borgers with a copy of the disclosure made herein in response to Item 304(a) of Regulation S-K. In the event BF Borgers does not furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “Commission”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BF Borgers agrees with the statements made by the Company in this report, no further action is required due to the fact that BF Borgers is not currently permitted to appear or practice before the Commission as noted in Staff Statement on Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order against BF Borgers CPA PC, which was disseminated by the Commission on May 3, 2024.

The Company has commenced a search for a new independent registered public accounting firm and at such time as a new firm is formally engaged, the Company will file a Form 8-K disclosing such appointment.

Item 8.01 Other Events.

On May 1, 2024, the NYSE American LLC (“NYSE American”) notified the Company that the Company had regained compliance with the NYSE American listing requirements with respect to Section 1003(f)(v) of the NYSE American Company Guide due to its shares of common stock demonstrating sustained price improvement. Such notice all provided that notwithstanding its regaining compliance, the NYSE American can commence delisting proceedings and immediately suspend trading in the event that the Company’s common stock trades at levels viewed to be abnormally low, which the NYSE American generally views as trading at a price at or below $0.10 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
16.1	Letter from BF Borgers CPA PC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: May 7, 2024	By:	/s/ Michael L. Peterson
	Name:	Michael L. Peterson
	Title:	Chief Executive Officer